EXHIBIT 99.1
Exterran Holdings and Exterran Partners Report
Third Quarter 2007 Results
HOUSTON, November 2, 2007 — Exterran Holdings, Inc. (NYSE: EXH) and Exterran Partners, L.P. (NASDAQ: EXLP) today reported financial results for the quarter ended September 30, 2007.
Exterran Holdings, Inc. Financial Results
The merger of Hanover Compressor Company with Universal Compression Holdings, Inc. into the new combined company, Exterran Holdings, was completed on August 20, 2007. Hanover was the acquirer for accounting purposes and, as a result, Exterran Holdings’ financial statements include Universal’s results for only the last 42 days of the quarter. Periods prior to the merger reflect only Hanover’s results.
Exterran Holdings reported revenue and other income of $753.5 million in the third quarter 2007, compared to $515.7 million in the second quarter 2007 and $423.8 million in the third quarter 2006. Net loss for the third quarter 2007 was $75.4 million, or a $1.55 loss per share, including pretax charges related to merger, integration and refinancing activities and asset impairments that totaled $179.9 million, or $2.37 per share. Net income was $26.1 million, or $0.71 per share, in the second quarter 2007, including a charge for merger and integration expense of $3.1 million, or $0.05 per share. Net income was $12.3 million, or $0.37 per share, in the third quarter 2006. All share and per share amounts have been retroactively adjusted to reflect the merger conversion ratio of 0.325 shares of Exterran Holdings common stock for each share of Hanover common stock for all periods discussed or presented.
EBITDA, as adjusted (as defined below), was $161.2 million in the third quarter 2007 compared to $125.2 million in the second quarter 2007 and $97.8 million in the third quarter 2006.
Merger, integration and asset impairment charges in the third quarter include $34.0 million for merger and integration expense, $77.3 million in charges related to the refinancing of much of Hanover’s and Universal’s outstanding debt, $61.9 million for fleet asset impairment charges and $6.7 million in impairment of an investment in a non-consolidated affiliate. Exterran Holdings continues to expect to achieve cost synergies of approximately $50 million on an annualized run rate basis when the integration is completed, which is expected to occur by the end of 2008. Exterran Holdings also expects ongoing interest expense savings of approximately $25 million based upon the completion of the debt refinancing and interest rate hedging activities in late September 2007.

Exterran Holdings repurchased 641,300 shares of its common stock during the third quarter, at an average price of $77.94 per share. This share repurchase of approximately $50 million was completed under the $200 million share repurchase program previously authorized by Exterran Holdings’ Board of Directors.
“We are excited that we have begun to operate as a combined company and are extremely pleased with the reception of our new company by customers, employees and the financial community. We believe the merger has positioned Exterran well to meet the compression and surface production needs of our customers around the world,” said Stephen A. Snider, Exterran Holdings’ President and CEO. “I again want to thank all Exterran employees for their hard work and dedication, which was essential to the successful completion of the merger, for working energetically to commence our integration efforts, for their commitment to achieve our synergy goals, and for working to implement our business strategies to meet attractive market opportunities,” added Mr. Snider.
Exterran Partners, L.P. Financial Results
Exterran Partners was renamed from Universal Compression Partners upon the completion of the merger of Hanover and Universal.
Exterran Partners reported revenue of $34.7 million and net income of $7.5 million in the third quarter 2007, compared to revenue of $18.8 million and net income of $2.3 million in the second quarter 2007. EBITDA, as further adjusted (as defined below), totaled $19.1 million in the third quarter 2007 compared to $10.4 million in the second quarter 2007. Distributable cash flow (as defined below) totaled $13.5 million in the third quarter 2007 compared to $6.9 million in the second quarter 2007.
In early July, Exterran Partners completed its previously announced acquisition of a fleet of compressor units and associated customer contracts from Exterran Holdings. The majority of the increase in Exterran Partners’ results for the third quarter was a result of that acquisition. On October 30, 2007, Exterran Partners announced a cash distribution for the third quarter of $0.40 per unit, compared to a cash distribution for the second quarter of $0.35 per unit announced on July 30, 2007. This distribution increase is Exterran Partners’ first since its initial public offering in October 2006. The distributable cash flow generated in the third quarter is approximately 2.0 times the amount of the cash distribution to unitholders, reflecting the strong performance of Exterran Partners in the quarter.
“Exterran Partners had a strong performance in the third quarter, driven by favorable market conditions and the completion of its previously announced acquisition of approximately 282,000 horsepower. As a result, we increased cash distributions for the third quarter by 14.3% as compared to the second quarter distribution,” commented Mr. Snider, Chairman, President and CEO of Exterran Partners’ general partner. “With the completion of the merger of Hanover and Universal, the fleet of additional compression assets in the United States that can be offered for sale over time to Exterran Partners from Exterran Holdings increased by approximately 2.2 million horsepower, enhancing our outlook for future growth.”

Conference Call Details
Exterran Holdings, Inc. (NYSE: EXH) and Exterran Partners, L.P. (NASDAQ: EXLP) announce the following schedule and teleconference information for its third quarter 2007 earnings release:
•	Teleconference: Friday, November 2, 2007 at 11:00 a.m. Eastern Time (10:00 a.m. Central Time). To access the call, United States and Canadian participants should dial 800-811-8824. International participants should dial 913-981-4903 at least 10 minutes before the scheduled start time. Please reference Exterran conference call number 5224782.

•	Live Webcast: The webcast will be available in listen-only mode via the Company’s website: www.exterran.com.

•	Webcast Replay: For those unable to participate, a replay will be available from 1:30 p.m. Eastern Time on Friday, November 2, until 1:30 p.m. Eastern Time Friday, November 9, 2007. To listen to the replay, please dial 888-203-1112 in the U.S. and Canada, or 719-457-0820 internationally and enter access code 5224782.
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With respect to Exterran Holdings, EBITDA, as adjusted, a non-GAAP measure, is defined as net income plus income taxes, interest expense (including debt extinguishment costs and gain or loss on termination of interest rate swaps), depreciation and amortization expense, foreign currency gains or losses, impairment charges, merger and integration expenses, minority interest, excluding non-recurring items, and extraordinary gains or losses.
With respect to Exterran Partners, distributable cash flow, a non-GAAP measure, is defined as net income plus income taxes, depreciation and amortization expense, non-cash selling, general and administrative expenses, interest expense and any amounts by which cost of sales and selling, general and administrative costs are reduced as a result of caps on these costs contained in the omnibus agreement to which Exterran Holdings and Exterran Partners are parties (the “Omnibus Agreement”), which amounts are treated as capital contributions from Exterran Holdings for accounting purposes, less cash interest expense and maintenance capital expenditures, and excluding non-recurring items.
With respect to Exterran Partners, EBITDA, as further adjusted, a non-GAAP measure, is defined as net income plus income taxes, interest expense, depreciation and amortization expense, non-cash selling, general and administrative expenses and any amounts by which cost of sales and selling, general and administrative costs are reduced as a result of caps on these costs contained in the Omnibus Agreement, which amounts are treated as capital contributions from Exterran Holdings for accounting purposes, and excluding non-recurring items.
With respect to Exterran Holdings, Gross Margin, a non-GAAP measure, is defined as total revenue less cost of sales (excluding depreciation and amortization expense).

With respect to Exterran Partners, Gross Margin, as adjusted, a non-GAAP measure, is defined as total revenue less cost of sales (excluding depreciation and amortization expense) plus any amounts by which cost of sales are reduced as a result of caps on these costs contained in the Omnibus Agreement, which amounts are treated as capital contributions from Exterran Holdings for accounting purposes.
About Exterran
Exterran Holdings, Inc. is the global market leader in full service natural gas compression and a premier provider of sales, operations, maintenance, fabrication, service and equipment for oil and gas production, processing and transportation applications. Exterran Holdings serves customers across the energy spectrum—from producers to transporters to processors to storage owners. Headquartered in Houston, Texas, Exterran and its 11,000 employees have operations in over 30 countries worldwide.
Exterran Partners was formed by Exterran Holdings to provide natural gas contract compression services to customers throughout the United States. Exterran Holdings owns approximately 51% of Exterran Partners.
For more information, visit www.exterran.com.
Forward Looking Statements
All statements in this release (and oral statements made regarding the subjects of this release) other than historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors that could cause actual results to differ materially from such statements, many of which are outside the control of Exterran Holdings, Inc. and Exterran Partners, L.P. (the “Companies”). Forward-looking information includes, but is not limited to: statements regarding the value and effect of the merger, including operating efficiencies, cost savings and synergies, and the Companies’ ability to realize that value; Exterran Holdings’ intentions with respect to its share repurchase program and its ability to effectuate that program; the Companies’ operational and financial strategies, and the Companies’ ability to successfully effect those strategies; the Companies’ financial and operational outlook and ability to fulfill that outlook; the expected ongoing interest expense savings as a result of the debt refinancing; and the intent and ability of Exterran Holdings to drop-down additional assets into Exterran Partners.
While the Companies believe that the assumptions concerning future events are reasonable, they caution that there are inherent difficulties in predicting certain important factors that could impact the accuracy of the forward-looking information. Among the factors that could cause results to differ materially from those indicated by such forward-looking statements include: changes in Exterran Holdings’ credit rating and the factors that impact its credit rating; the failure to realize anticipated synergies from the merger; changes in master limited partnership equity markets and overall financial markets that impact the effect of the drop-down of additional assets from Exterran Holdings to Exterran Partners; changes in tax laws that impact master limited partnerships, including drop-downs of additional assets in Exterran Partners; conditions in the oil and gas industry, including a sustained decrease in the level of supply or demand for natural gas and the impact on the price of natural gas; Exterran Holdings’ ability to timely and cost-effectively obtain components necessary to conduct the Companies’ business; changes in political or economic conditions in key operating markets, including international markets; the Companies’ ability to timely and cost-effectively integrate their enterprise resource planning systems; changes in safety and environmental regulations pertaining to the production and transportation of natural gas; and as to each of the Companies, the performance of the other entity.
These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in Universal Compression Holdings’ Annual Report on Form 10-K for the year ended December 31, 2006, as amended by Amendment No. 1 thereto, Universal Compression Partners’ Annual Report on Form 10-K for the year ended December 31, 2006, Hanover Compressor Company’s Annual Report on Form 10-K for the year ended December 31, 2006, as amended by Amendment No. 1 thereto, and those set forth from time to time in Exterran Holdings’ and Exterran Partners’ filings with the Securities and Exchange Commission (“SEC”), which are currently available at www.exterran.com. Except as required by law, the Companies expressly disclaim any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events or otherwise.
Exterran Contact Information:
Investors: David Oatman (713) 335-7460
Media: Rick Goins (832) 554-4918
(Tables Follow)

EXTERRAN HOLDINGS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share amounts)

	Three Months Ended
	September 30,	June 30,	September 30,
	2007	2007	2006
Revenues and other income:
U.S. contract operations	$145,913	$99,562	$98,030
International contract operations	91,530	69,645	63,792
Aftermarket services	150,202	72,664	47,951
Compressor and accessory fabrication	174,235	139,508	90,141
Production and processing equipment fabrication	191,649	122,595	115,890
Equity in income (loss) of non-consolidated affiliates (1)	(5,005)	6,279	6,313
Gain on sale of business and other income	5,006	5,465	1,667

	753,530	515,718	423,784

Costs and expenses:
Cost of sales (excluding depreciation and amortization expense):
U.S. contract operations	62,184	40,258	39,557
International contract operations	36,731	27,675	25,528
Aftermarket services	127,519	56,036	37,894
Compressor and accessory fabrication	134,916	106,016	74,371
Production and processing equipment fabrication	164,661	104,336	97,675
Selling, general and administrative	73,025	56,240	50,913
Merger and integration expenses	34,008	3,065	—
Depreciation and amortization	67,133	52,772	45,307
Fleet impairment	61,945	—	—
Interest expense (2)	37,483	26,775	28,802
Foreign currency translation	(4,673)	319	905
Debt extinguishment costs	70,255	—	—

Total costs and expenses	865,187	473,492	400,952

Income (loss) from continuing operations before income taxes and minority interest	(111,657)	42,226	22,832
Provision (benefit) for income taxes	(38,692)	16,162	11,216

Income (loss) from continuing operations before minority interest	(72,965)	26,064	11,616
Minority interest, net of taxes	(2,426)	—	93

Income (loss) from continuing operations	(75,391)	26,064	11,709
Income from discontinued operations, net of tax	—	—	570

Net income (loss)	$(75,391)	$26,064	$12,279

Basic income (loss) per common share:
Income (loss) from continuing operations	$(1.55)	$0.76	$0.37
Income from discontinued operations, net of tax	—	—	—

Net income (loss)	$(1.55)	$0.76	$0.37

Diluted income (loss) per common share:
Income (loss) from continuing operations (3)	$(1.55)	$0.71	$0.34
Income from discontinued operations, net of tax	—	—	0.03

Net income (loss)	$(1.55)	$0.71	$0.37

Weighted average common and eqivalent shares outstanding (4):
Basic	48,771	34,414	32,948

Diluted	48,771	38,368	33,605

(1)	Includes impairment of investment in non-consolidated affiliate of $6.7 million in the third quarter of 2007.

(2)	Includes termination of interest rate swaps charges of $7.0 million in the third quarter of 2007 related to the refinancing.

(3)	Net income for the diluted earnings per share calculation for the three-month period ending June 30, 2007 is adjusted to add back interest expense and amortization of financing costs, net of tax, relating to the Company’s convertible senior notes due 2014 and convertible senior notes due 2029 totaling $1.2 million.

(4)	Adjusted for the Hanover common share conversion ratio in the merger of Hanover and Universal for the periods ended June 30, 2007 and September 30, 2006.

EXTERRAN HOLDINGS, INC.
UNAUDITED SUPPLEMENTAL INFORMATION
(Dollars in thousands)

	Three Months Ended
	September 30,	June 30,	September 30,
	2007	2007	2006
Revenues:
U.S. contract operations	$145,913	$99,562	$98,030
International contract operations	91,530	69,645	63,792
Aftermarket services	150,202	72,664	47,951
Compressor and accessory fabrication	174,235	139,508	90,141
Production and processing equipment fabrication (1)	191,649	122,595	115,890

Total	$753,529	$503,974	$415,804

Gross Margin (2):
U.S. contract operations	$83,729	$59,304	$58,473
International contract operations	54,799	41,970	38,264
Aftermarket services	22,683	16,628	10,057
Compressor and accessory fabrication	39,319	33,492	15,770
Production and processing equipment fabrication (1)	26,988	18,259	18,215

Total	$227,518	$169,653	$140,779

Selling, General and Administrative	$73,025	$56,240	$50,913
% of Revenues	10%	11%	12%

EBITDA, as adjusted (2)	$161,237	$125,157	$97,846
% of Revenues	21%	25%	24%

Capital Expenditures	$90,713	$69,451	$53,883
Proceeds from Sale of PP&E	8,591	9,425	3,852

Net Capital Expenditures	$82,122	$60,026	$50,031

Gross Margin Percentage:
U.S. contract operations	57%	60%	60%
International contract operations	60%	60%	60%
Aftermarket services	15%	23%	21%
Compressor and accessory fabrication	23%	24%	17%
Production and processing equipment fabrication	14%	15%	16%
Total	30%	34%	34%

Reconciliation of GAAP to Non-GAAP Financial Information:
Income from continuing operations	$(75,391)	$26,064	$11,709
Depreciation and amortization	67,133	52,772	45,307
Fleet impairment	61,945	—	—
Impairment of investment in non-consolidated affiliate	6,743	—	—
Interest expense	37,483	26,775	28,802
Debt extinguishment costs	70,255	—	—
Foreign currency translation	(4,673)	319	905
Merger and integration expenses	34,008	3,065	—
Minority interest	2,426	—	(93)
Provision (benefit) for income taxes	(38,692)	16,162	11,216

EBITDA, as adjusted (2)	161,237	125,157	97,846
Selling, general and administrative	73,025	56,240	50,913
Equity in (income) loss of non-consolidated affiliates	5,005	(6,279)	(6,313)
Less: Impairment of investment in non-consolidated affiliate	(6,743)	—	—
Gain on sale of business and other income	(5,006)	(5,465)	(1,667)

Gross Margin (2)	$227,518	$169,653	$140,779

	September 30,	June 30,	September 30,
	2007	2007	2006
Debt	$2,246,063	$1,338,479	$1,426,885
Stockholders’ Equity	$3,151,359	$1,159,863	$974,881
Total Debt to Capitalization	41.6%	53.6%	59.4%

(1)	Our subsidiary, Belleli Energy S.r.l. (“Belleli”), had revenues of $76.2 million, $81.0 million and $65.1 million and gross margin of $3.3 million, $6.3 million and $7.7 million in the third quarter of 2007, second quarter of 2007 and third quarter of 2006, respectively.

(2)	Management believes disclosure of EBITDA, as adjusted, and Gross Margin, non-GAAP measures, provide useful information to investors because, when viewed with our GAAP results and accompanying reconciliations, they provide a more complete understanding of our performance than GAAP results alone. Management uses EBITDA, as adjusted, and Gross Margin as supplemental measures to review current period operating performance, comparability measures and performance measures for period to period comparisons. In addition, EBITDA, as adjusted, is used by management as a valuation measure.

EXTERRAN HOLDINGS, INC.
UNAUDITED SUPPLEMENTAL INFORMATION
(Horsepower in thousands; dollars in millions)

September 30,
2007
Total Available Horsepower:
U.S. contract operations	4,365
International contract operations	1,550

Total	5,915

Horsepower Utilization:
U.S. contract operations	83%
International contract operations	89%
Total	85%

	September 30,	June 30,	September 30,
	2007	2007	2006
Fabrication Backlog:
Compression & accessory	$395	$299	$192
Production & processing (1)	720	732	496

Total	$1,115	$1,031	$689

(1)	Includes Belleli’s backlog of $518 million, $569 million and $454 million at September 30, 2007, June 30, 2007 and September 30, 2006, respectively.

EXTERRAN PARTNERS, L.P.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per unit amounts)

	Three Months Ended
	September 30,	June 30,
	2007	2007
Revenue and other income:
Revenue	$34,711	$18,804
Interest income	9	3

	34,720	18,807

Costs and expenses:
Cost of sales (excluding depreciation)	14,986	8,062
Depreciation	5,160	2,968
Selling, general and administrative	3,400	3,426
Interest expense	3,560	2,093

Total costs and expenses	27,106	16,549

Income before income taxes	7,614	2,258
Income tax (benefit) expense	132	(6)

Net income	$7,482	$2,264

General partner interest in net income	$150	$45

Limited partner interest in net income	$7,332	$2,219

Weighted average limited partners’ units outstanding:
Basic	16,285	12,650

Diluted	16,334	12,709

Earnings per limited partner unit:
Basic	$0.45	$0.18

Diluted	$0.45	$0.17

EXTERRAN PARTNERS, L.P.
UNAUDITED SUPPLEMENTAL INFORMATION
(Dollars in thousands, except per unit amounts)

	Three Months Ended
	September 30,	June 30,
	2007	2007
Revenue	$34,711	$18,804

Gross Margin, as adjusted (1)	$22,572	$12,911

EBITDA, as further adjusted (1)	$19,116	$10,411
% of Revenue	55%	55%

Capital Expenditures	$7,627	$10,071
Proceeds from Sale of PP&E	—	—

Net Capital Expenditures	$7,627	$10,071

Gross Margin percentage, as adjusted	65%	69%

Distributable cash flow (2)	$13,496	$6,894

Distributions per Unit	$0.40	$0.35
Distribution to All Unitholders	$6,808	$5,957
Distributable Cash Flow Coverage	1.98x	1.16x

	September 30,	June 30,
	2007	2007
Debt	$220,000	$121,000
Total Partners’ Capital	$147,769	$74,861
Total Debt to Capitalization	59.8%	61.8%
Total Debt to Annualized EBITDA, as further adjusted (1)	2.9x	2.9x
EBITDA, as further adjusted (1) to Interest Expense	5.4x	5.0x

(1)	Management believes disclosure of EBITDA, as further adjusted, and Gross Margin, as adjusted, non-GAAP measures, provide useful information to investors because, when viewed with our GAAP results and accompanying reconciliations, they provide a more complete understanding of our performance than GAAP results alone. Management uses EBITDA, as further adjusted, and Gross Margin, as adjusted, as supplemental measures to review current period operating performance, comparability measures and performance measures for period to period comparisons. In addition, EBITDA, as further adjusted, is used by management as a valuation measure.

(2)	Distributable cash flow, a non-GAAP measure, is a significant liquidity metric used by management to compare basic cash flows generated by us to the cash distributions we expect to pay our partners. Using this metric, management can quickly compute the coverage ratio of estimated cash flows to planned cash distributions.

EXTERRAN PARTNERS, L.P.
UNAUDITED SUPPLEMENTAL INFORMATION
(Dollars in thousands)

	Three Months Ended
	September 30,	June 30,
	2007	2007
Reconciliation of GAAP to Non-GAAP Financial Information:

Net income	$7,482	$2,264
Income tax (benefit) expense	132	(6)
Depreciation	5,160	2,968
Cap on operating and selling, general and administrative costs provided by Exterran Holdings (“EXH”)	2,847	1,789
Non-cash selling, general and administrative costs	792	1,303
Non-recurring cash selling, general and administrative reimbursement (1)	(848)	—
Interest expense, net of interest income	3,551	2,093

EBITDA, as further adjusted (2)	19,116	10,411
Cash selling, general and administrative costs (see note 1 below)	2,608	2,612
Less: cap on selling, general and administrative costs provided by EXH	—	(112)
Plus: Non-recurring cash selling, general and administrative reimbursement (1)	848	—

Gross Margin, as adjusted for operating cost caps provided by EXH (2)	$22,572	$12,911
Less: Cash interest expense	(3,501)	(2,085)
Less: Cash selling, general and administrative, as adjusted for cost caps provided by EXH	(2,608)	(2,500)
Less: Income tax (expense) benefit	(132)	6
Less: Maintenance capital expenditures	(1,987)	(1,438)
Less: Non-recurring cash selling, general and administrative reimbursement (1)	(848)	—

Distributable cash flow (3)	$13,496	$6,894

Cash flows from operating activities	$11,305	$5,658
Amortization of debt issuance cost	(59)	(56)
Cap on operating and selling, general and administrative costs provided by EXH	2,847	1,789
Interest expense, net of interest income	3,551	2,093
Cash interest expense	(3,501)	(2,085)
Maintenance capital expenditures	(1,987)	(1,438)
Change in current assets/liabilities	2,314	807
Change in non-current assets/liabilities	(126)	126
Less: Non-recurring cash selling, general and administrative reimbursement (1)	(848)	—

Distributable cash flow (3)	$13,496	$6,894

(1)	Consists of a cash reimbursement from Exterran Holdings of non-cash merger-related expenses incurred by Exterran Partners.

(2)	Management believes disclosure of EBITDA, as further adjusted, and Gross Margin, as adjusted, non-GAAP measures, provide useful information to investors because, when viewed with our GAAP results and accompanying reconciliations, they provide a more complete understanding of our performance than GAAP results alone. Management uses EBITDA, as further adjusted, and Gross Margin, as adjusted, as supplemental measures to review current period operating performance, comparability measures and performance measures for period to period comparisons. In addition, EBITDA, as further adjusted, is used by management as a valuation measure.

(3)	Distributable cash flow, a non-GAAP measure, is a significant liquidity metric used by management to compare basic cash flows generated by us to the cash distributions we expect to pay our partners. Using this metric, management can quickly compute the coverage ratio of estimated cash flows to planned cash distributions.

EXTERRAN PARTNERS, L.P.
UNAUDITED SUPPLEMENTAL INFORMATION
(Horsepower in thousands)

	Three Months Ended
	September 30,	June 30,
	2007	2007

Total Available Horsepower (at period end)	703	387

Average Operating Horsepower	632	348

Horsepower Utilization:
Spot (at period end)	94.5%	92.7%
Average	94.9%	93.1%

Combined U.S. Contract Operations Horsepower of Exterran Holdings and Exterran Partners covered by contracts converted to service agreements (at period end) (1)	1,201	1,194

Total Available U.S. Contract Operations Horsepower of Exterran Holdings and Exterran Partners (at period end) (1)	4,365	2,147

% of U.S. Contract Operations Horsepower of Exterran Holdings and Exterran Partners under Converted Contract Form (at period end) (1)	27.5%	55.6%

(1)	Includes only horsepower of Universal Compression, Inc. at June 30, 2007.